UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2015, Wuhan Kingold Jewelry Co., Ltd. (“Wuhan Kingold”), the PRC-based operating subsidiary of Kingold Jewelry, Inc. (the “Company”), received a Notice of Acceptance of Registration (the “Acceptance”) from the PRC’s National Association of Financial Market Institutional Investors (the “NAFMII”), registering the issuance of up to RMB 750 million (approximately US$120 million) of debt financing instruments by Wuhan Kingold pursuant to a Non-Public Oriented Debt Financing Instruments Private Placement Agreement, by and among Wuhan Kingold, Shanghai Pudong Development Bank Co., Ltd (“Pufa Bank”) and the other institutional investors named therein (together with Pufa Bank, the “Investors”), dated July 21, 2014 (the “Private Placement Agreement”). Such Private Placement Agreement became valid upon the Acceptance. In connection with the Private Placement Agreement, Wuhan Kingold and Pufa Bank entered into an Underwriting Agreement dated August 12, 2014, appointing Pufa Bank as the lead underwriter and bookkeeping manager for the issuance of the debt securities.

The debt financing program is intended to operate similar to a commercial paper program. Under the program, Wuhan Kingold may issue the debt securities at any time within two years from the date of the Acceptance, with the initial issuance completed within six months from the date of the Acceptance. Wuhan Kingold is required to report any issuance to the NAFMII. The Private Placement Agreement provides that the Investors are entitled to, but are not required to, participate in any issuance, and prohibits using the proceeds from any issuance of debt securities for real estate and equity acquisition transactions.

The total amount of the first phase issuance will be RMB 400 million (approximately US$64 million), and will be secured by certain gold or gold products held by Wuhan Kingold. The total amount of the second phase issuance will be RMB 350 million (approximately US$56 million), and will be secured by certain real property and construction in progress (including the Kingold Jewelry International Industry Park). In connection with the foregoing, Wuhan Kingold and Pufa Bank have entered into a Credit Agent Agreement (the “Credit Agent Agreement”), pursuant to which Pufa Bank serves as the agent of the holders of the debt securities. Mr. Zhihong Jia, Chairman and Chief Executive Officer of the Company has executed a guaranty, to guarantee Wuhan Kingold’s obligations under the Credit Agent Agreement.

The foregoing summary of the Private Placement Agreement and the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such agreements, which are incorporated by reference herein. English translations of the Private Placement Agreement and the Underwriting Agreement are filed as Exhibits 10.1 and 10.2 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Private Placement Agreement (English translation), dated July 21, 2014, between Wuhan Kingold Jewelry Co., Ltd., Shanghai Pudong Development Bank Co., Ltd and the other institutional investors named therein.
10.2	Underwriting Agreement (English translation), dated August 12, 2014, between Wuhan Kingold Jewelry Co., Ltd. and Shanghai Pudong Development Bank Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Zhihong Jia
Title: Chief Executive Officer

Date: March 4, 2015